Exhibit 5.1

[Form of Potter Anderson & Corroon LLP Opinion]

December     , 2007

XShares Advisors LLC,
as Sponsor of AirSharesTM EU Carbon Allowances Fund
420 Lexington Avenue
New York, New York 10005

Re:          AirsharesTM EU Carbon Allowances Fund

Ladies and Gentlemen:

We have been asked to render certain opinions as to matters of Delaware law relating to AirsharesTM EU Carbon Allowances Fund, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Trust Agreement (as defined below).

For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

1.             The Certificate of Trust of the Trust (the “Certificate”), as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 13, 2007;

2.             The original Declaration of Trust of the Trust, dated as of August 13, 2007, by and between XShares Advisors LLC, a Delaware limited liability company, as Sponsor (the “Sponsor”), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the “Trustee”) of the Trust (the “Original Agreement”);

3.             The Amended and Restated Declaration of Trust and Trust Agreement of the Trust, by and among the Sponsor, the Trustee and the Shareholders from time to time thereunder (the “Trust Agreement”); and

4.             A Certificate of Good Standing for the Trust, dated December       , 2007, obtained from the Secretary of State.

The documents referred to in (2) and (3) are collectively referred to as the “Agreements” and individually as an “Agreement.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (4) above. In particular, we have not reviewed any document (other than the documents listed in (1) through (4) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein and the additional matters related or assumed therein, all of which we have assumed to be true, complete and accurate.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et. seq. (the “Act”).

2.             Subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Limited Shares have been duly authorized and will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the Trust.

3.             The Limited Owners of Limited Shares as beneficial owners of Limited Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such Limited Owners of Limited Shares may be obligated to indemnify, defend, hold harmless, and reimburse the Trust in the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business.

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a.             The foregoing opinions are limited to the laws, rules, regulations and orders of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

b.             We have assumed the due execution and delivery by each party thereto of each document examined by us. In addition, we have assumed the due authorization by each party of each Agreement to which it is a party, and that each of such parties has full power, authority, and legal right to execute, deliver and perform each such Agreement. We have assumed that each of the entities party to each of the Agreements (exclusive of the Trust) has been duly formed, is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, and that the Agreements to which each of the entities is a party do not result in the breach of the terms of, and do not contravene its constituent documents or any law or regulation applicable to it. We have also assumed that each of the Agreements to which each of the entities is a party does not (x) result in the breach of the terms of, and does not contravene, any contractual restriction binding upon such entities, or (y) require under any law, statute, rule or regulation any filing with, or any approval or consent of, any governmental authority. We have further assumed the legal capacity of any natural persons who are signatories to any of the Agreements or other documents examined by us.

c.             We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

d.             We have assumed that the Original Agreement and the Trust Agreement, collectively, as applicable constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust and that the Trust Agreement and the Certificate will be in full force and effect and will not have been amended.

e.             We have assumed that on the date the Trust Agreement is executed and the Limited Shares are issued and sold, the Trust will remain in good standing and no provision of the laws of the State of Delaware will have changed in a manner that affects the opinions set forth herein.

f.              We have assumed that (i) no event of dissolution, liquidation or termination has occurred under the Certificate or the Agreements, and (ii) there has been no transfer by any beneficial owner of all or any portion of its interest in the Trust.

g.             We have assumed that there are no agreements in existence other than the Certificate and the Agreements that require capital contributions to be made to the Trust. We have assumed further that the Certificate and the Agreements constitute the entire agreement among each of the parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, and the creation, operation, dissolution and winding up of the Trust.

h.             We have assumed that the Limited Shares will be issued and sold to the Limited Owners in accordance with the Trust Agreement, a Purchase Order Subscription Agreement, a Participant Agreement and the Prospectus. We also have assumed that the purchase price for the Limited Shares will be paid and that certificates representing the Limited Shares will be received by each Person to whom a Limited Share is to be issued by the Trust, all in accordance with the Trust Agreement, a Purchase Order Subscription Agreement, a Participant Agreement and the Prospectus.

i.              We express no opinion on the extent to which matters of the internal governance of the Trust may be governed by documents and agreements that are not, by their own terms, governed by the laws of the State of Delaware.

j.              We note that we do not assume responsibility for the contents of the Registration Statement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,